Exhibit 99

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

          In connection with the Quarterly Report on Form 10-Q of Refac, a Delaware corporation (the “Company”), for the quarterly period ended September, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Robert L. Tuchman, as Chief Executive Officer of the Company, and Raymond A. Cardonne, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

          (1)     The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

          (2)     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ ROBERT L. TUCHMAN

Robert L. Tuchman Chairman, President, Chief Executive Officer and General Counsel November 14, 2002

/s/ RAYMOND A. CARDONNE, JR

Raymond A. Cardonne Vice President, Secretary and Chief Financial Officer November 14, 2002

          This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.